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                                                                  EXHIBIT 12.2

                                   PACCAR Financial Corp.

                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              PURSUANT TO THE SUPPORT AGREEMENT
                                BETWEEN THE COMPANY AND PACCAR
                                   (Thousands of Dollars)

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

                                             Year Ended December 31
                                    -----------------------------------------------
                                     1995      1994      1993      1992      1991
                                    -------   -------   -------   -------   -------
FIXED CHARGES
     Interest expense               $89,796   $62,851   $45,815   $48,914   $62,520
     Facility and equipment
         rental                         714       678       655       650       834
                                    -------   -------   -------   -------   -------
TOTAL FIXED CHARGES                 $90,510   $63,529   $46,470   $49,564   $63,354
                                    -------   -------   -------   -------   -------
                                    -------   -------   -------   -------   -------
EARNINGS
     Income before taxes            $46,730   $42,147   $30,449   $18,645    $5,654
     Depreciation                    10,605    10,168    10,701    10,524    11,057
                                    -------   -------   -------   -------   -------
                                     57,335    52,315    41,150    29,169    16,711

FIXED CHARGES                        90,510    63,529    46,470    49,564    63,354
                                    -------   -------   -------   -------   -------
EARNINGS AS DEFINED                $147,845  $115,844   $87,620   $78,733   $80,065
                                    -------   -------   -------   -------   -------
                                    -------   -------   -------   -------   -------
RATIO OF EARNINGS
     TO FIXED CHARGES                  1.63x     1.82x     1.89x     1.59x     1.26x


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